Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-51791 and No. 333-64207) of CIGNA Corporation of our report dated June 22, 1999, relating to the financial statements of the CIGNA 401(k) Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 22, 1999

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